Press Release
For Release February 7, 2006 at 9:10 am EST

Compex Technologies FQ2 Revenue up 17% to $29.5M; Net Income $1.2M or $0.10 Diluted EPS

New Brighton, MN, February 7, 2006 — Compex Technologies (Nasdaq: CMPX) reported today consolidated revenue increased 17% to $29.5 million for its second fiscal quarter of 2006 ended December 31, 2005, compared with $25.2 million a year earlier. Net income for the quarter was $1.2 million, or $0.10 diluted earnings per share, compared with net income of $1.0 million or $0.08 diluted earnings per share in the comparable quarter a year earlier.

For the first six months of fiscal year 2006, consolidated revenue rose 22% to $57.2 million from $46.9 million in the first six months of fiscal year 2005. Net income for the six-month period was $2.6 million, as compared to $1.3 million for the first six months of fiscal year 2005.

U.S. Medical revenue for the quarter was $18.2 million, up 22% from $14.9 million in the same period last year. U.S. Consumer revenue was $4.3 million, up from $1.5 million in the second fiscal quarter of 2005. International revenue was $7.0 million, down from $8.8 million in the comparable quarter a year earlier.

Gross profit margin for the quarter was 65.6%, compared with 66.4% a year ago primarily due to growth in U.S. Consumer and wholesale/OEM revenue. Margins on the U.S. Consumer and the OEM products are lower than those generated by the company’s direct U.S. Medical and International businesses. As U.S. Consumer revenue continues to be a larger percentage of total revenue, gross margin will ultimately settle into the low to mid 60% range.

Operating expenses for the quarter increased 13% to $16.9 million from $14.9 million, reflecting increased sales expenses in the U.S. Medical business and U.S. Consumer business and compensation expenses related to stock-based employee benefits due to the implementation of FAS123®. Although the expenses increased in absolute dollars, operating expenses decreased as a percentage of revenue.

Compex Chairman and CEO Dan W. Gladney said, “U.S. Medical, our largest business segment, rose 22% in the quarter as we continued to grow the physician-direct sales force. Our wholesale business, benefiting from large OEM revenue, contributed $0.6 million of the increase, and SpectraBrace, which we acquired in June of 2005, contributed $1.2 million.”

“Strong growth in U.S. Consumer sales was generated through The Home Shopping Network, our direct television infomercial and General Nutrition Centers. We continue to focus on landing additional major retail chains.”

Gladney continued, “International revenues were $7 million, a decrease from $8.8 million a year earlier. Although the number of Compex units sold was actually up 7% over comparable unit sales for the prior year, we continue to face competition from lower-priced competitors, especially in the Italian market.”

Compex Technologies has scheduled an investor conference call at 1 p.m. Eastern Time today, February 7, 2006, to discuss the quarterly results and to answer questions. To participate in the live call, domestic callers should dial (866) 812-6491 and enter PIN 183606. International callers should dial (678) 460-1872 and use the same PIN. A telephone replay will be available until 11 p.m. Eastern Time on February 21, 2006 by dialing (888) 284-7564 and reference number 183606. For international replay dial (904) 596-3175 and use the same reference number.

An investment profile on Compex Technologies, Inc. may be found at http://www.hawkassociates.com/compex/profile.htm.

About Compex Technologies
Compex Technologies is a worldwide leader in designing and manufacturing transcutaneous electrical nerve stimulation and electrical muscle stimulation (EMS) products used for pain management, rehabilitation, fitness and sports performance enhancement in clinical, home healthcare, sports and occupational medicine settings. Compex is the first U.S. company to offer consumers EMS technology in FDA-cleared, over-the-counter products for sports performance enhancement, improved physical fitness and general well being. Detailed information about Compex may be found at http://www.compextechnologies.com and http://www.slendertone.com.

For investor relations information, contact CFO Scott Youngstrom at (800) 676-6489, or Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com.

Compex press releases, price quotes, SEC filings, analyst reports and other valuable information for investors may be found on the website http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Compex Technologies

Cautionary Statement: All statements other than historical facts included in this release regarding future operations, and particularly on the outlook for fiscal year 2006, are subject to the risks inherent in predictions and “forward-looking statements.” These statements are based on the beliefs and assumptions of management of Compex Technologies and on information currently available to management. Nevertheless, these forward-looking statements should not be construed as guarantees of future performance. They involve risks, uncertainties and assumptions identified in Compex Technologies filings with the SEC, including, but not limited to:

•	The increasing reliance on results of international operations;

•	The effect of fluctuating exchange rates on international results;

•	Compex Technologies’ substantial balances of third-party billing business and resulting accounts receivable and the sensitivity of its results to the accuracy of its reserve for uncollectible receivables;

•	Changes in, and Compex Technologies’ compliance with, regulation and industry practice that affects the rates at which its products are reimbursed, the way it manufactures its products and the documentation which it submits for reimbursement;

•	The U.S. consumer market for electrical stimulation products is new and developing;

•	Compex Technologies’ ability in the United States to establish consumer demand with a limited marketing budget and secure contracts with significant retailers;

•	Negative publicity about electrical stimulation products;

•	World events that affect the economies of the countries in which its products are sold; and

•	Other factors that affect the industry in which Compex Technologies functions.

—Tables to Follow-

COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

		June 30,	December 31,
ASSETS		2005	2005
CURRENT ASSETS			(unaudited)
	Cash and cash equivalents	$3,044,158	$3,963,420
	Receivables, less reserves of $19,250,165 and	37,268,582	43,859,809
	$20,811,395
	at June 30, 2005 and December 31, 2005, respectively
	Inventories, net	15,353,472	16,738,344
	Deferred tax assets	6,108,627	6,105,622
	Prepaid expenses	3,217,406	2,616,194

	Total current assets	64,992,245	73,283,389
	Property, plant, and equipment, net	5,902,780	6,609,959
	Goodwill	16,630,871	16,538,988
	Other intangible assets, net	1,636,682	1,364,124
	Deferred tax assets	13,396	—
	Other assets	142,617	139,395
	Total assets	$89,318,591	$97,935,855

LIABILITIES & STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
	Current maturities of long-term debt	$1,614,596	$2,913,963
	Notes payable	7,500,000	14,000,000
	Accounts payable	7,421,609	7,668,319
	Accrued liabilities -
	Payroll	2,719,545	1,446,062
	Commissions	1,073,365	1,486,681
	Income taxes	1,368,679	223,621
	Other	4,735,831	5,032,919
	Total current liabilities	26,433,625	32,771,565

LONG-TERM LIABILITIES
	Long-term debt	4,127,019	2,727,661
	Deferred tax liabilities	438,734	510,183
	Total liabilities	30,999,378	36,009,409

STOCKHOLDERS’ EQUITY
	Common stock, $.10 par value: 30,000,000 shares	1,252,688	1,265,914
	authorized;
	issued and outstanding 12,526,880 and 12,659,143 shares
	at June 30, 2005 and December 31, 2005, respectively
	Preferred stock, no par value: 5,000,000 shares	—	—
	authorized;
	none issued and outstanding
	Additional paid in capital	33,440,966	34,428,853
	Unearned compensation on restricted stock	(47,329)	—
	Accumulated other non-owner changes in equity	1,142,604	1,115,526
	Retained earnings	22,530,284	25,116,153
	Total stockholders' equity	58,319,213	61,926,446

	Total liabilities and stockholders' equity	$89,318,591	$97,935,855

	COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
	CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
	December 31		December 31
	(unaudited)		(unaudited)
	2004	2005	2004	2005

Net sales and rental revenue	$25,212,349	$29,537,585	$46,866,088	$57,181,573
Cost of sales and rentals	8,467,434	10,157,093	15,382,052	19,294,899

Gross profit	16,744,915	19,380,492	31,484,036	37,886,674
Operating expenses:
Selling and marketing	10,353,246	12,366,427	20,196,876	23,716,157
General and administrative	3,933,364	3,962,379	7,677,895	7,982,259
Research and development	656,892	577,629	1,379,427	1,117,413

Total operating expenses	14,943,502	16,906,435	29,254,198	32,815,829

Income from operations	1,801,413	2,474,057	2,229,838	5,070,845
Other income (expense):
Interest expense	(104,232)	(302,646)	(183,817)	(533,506)
Other	15,142	2,709	46,025	6,530

Income before income taxes	1,712,323	2,174,120	2,092,046	4,543,869
Income tax provision	684,000	940,000	835,000	1,958,000
Net income	$1,028,323	$1,234,120	$1,257,046	$2,585,869

Net income per common and common equivalent share
Basic	$0.08	$0.10	$0.10	$0.21

Diluted	$0.08	$0.10	$0.10	$0.20

Weighted average number of shares outstanding
Basic	12,454,759	12,634,016	12,454,433	12,613,171

Diluted	12,912,695	12,984,520	12,968,667	12,757,927